CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements pertaining to the Reno Air, Inc. Stock Option Plan (Forms S-8 No. 33-57623 and No. 33-88986), the Reno Air 401(K) Plan (Form S-8 No. 33-89168) and the sale of common stock (Forms S-3 No. 33-73708 and No. 33-94918) of our report dated February 18, 1997, with respect to the financial statements of Reno Air, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                    ERNST & YOUNG LLP




Reno, Nevada
March 25, 1997


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